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                                                                EXHIBIT 99(a.21)


                      THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 20 TO
                             MASTER TRUST AGREEMENT


          This Amendment No. 20 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the "Agreement"), is made as of June 17, 1999.

          WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated twenty-one sub-trusts known as the Payden & Rygel Limited Maturity Fund, Payden & Rygel Short Bond Fund, Payden & Rygel U.S. Government Fund, Payden & Rygel Investment Quality Bond Fund, Payden & Rygel Total Return Fund, Payden & Rygel High Income Fund, Bunker Hill Money Market Fund, Payden & Rygel Short Duration Tax Exempt Fund, Payden & Rygel Tax Exempt Bond Fund, Payden & Rygel California Municipal Income Fund, Payden & Rygel Growth & Income Fund, Payden & Rygel Market Return Fund, Payden & Rygel Small Cap Value Stock Fund, Payden & Rygel Small Cap Growth Stock Fund, Payden & Rygel Global Short Bond Fund, Payden & Rygel Global Fixed Income Fund, Payden & Rygel Emerging Markets Bond Fund, Payden & Rygel Global Balanced Fund, Payden & Rygel European Growth & Income Fund, Payden & Rygel International Equity Fund and Payden & Rygel EuroDirect Fund; and

          WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

          WHEREAS, the Trustees hereby desire to establish and designate two additional sub-trusts, to be known as the Payden & Rygel U.S. Growth Leaders Fund and the Payden & Rygel European Aggressive Growth Fund, and to fix the rights and preferences of the shares of each such additional sub-trust, effective June 17, 1999; and

          WHEREAS, the Trustees hereby desire to liquidate, and have authorized the liquidation of, the Payden & Rygel International Equity Fund, effective June 30, 1999;


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                    NOW THEREFORE:

          Amendment Effective June 17, 1999:

          The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

                    "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-three Sub-trusts and classes thereof:
          Payden & Rygel Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden & Rygel Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Value Stock Fund, which shall consist of two classes


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          of shares designated as "Class R" and "Class S" shares; Payden & Rygel
          Small Cap Growth Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel European Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel International Equity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel EuroDirect Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden & Rygel European Aggressive Growth Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".

Amendment Effective June 30, 1999:

          The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

                    "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and


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          designate twenty-two Sub-trusts and classes thereof: Payden & Rygel
          Limited Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden & Rygel Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Value Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Small Cap Growth Stock Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel Emerging Markets Bond Fund, which shall


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          consist of two classes of shares designated as "Class R" and "Class S"
          shares; Payden & Rygel Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel European Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden & Rygel EuroDirect Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden &
          Rygel European Aggressive Growth Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class a the time of establishing and designating the same) have the following relative rights and preferences:".


          The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


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Joan A. Payden                              W.D. Hilton, Jr.


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John Paul Isaacson                          Christopher N. Orndorff


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J.   Clayburn La Force                      Dennis C. Poulsen


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Stender E. Sweeney                          Thomas V. McKernan, Jr.